                                                                                              EXHIBIT 13.6
                                 AGGREGATE TOTALS FOR THE FISCAL YEAR (through 7/9/99)

                                     NOTEHOLDERS REPORT - SERIES 1998-1G WST TRUST

    Date of Report - Determination Date                                                            13-Jul 99
    Housing Loan Collection Period                                    06-May-98                    09-Jul-99
                                                                                                  (inclusive)
    Days in Collection Period                                                                         430
    Coupon Period                                                     10-Jun-98                    19-July-99
                                                                                                  (exclusive)
    Days in Coupon Period                                                                             405
    3 Month USD-LIBOR (average)                                        5.0130%

    Foreign Exchange Rate                                                                        0.62354525564
    SUMMARY PAGE
    Available Income                                               156,786,436.21
    Total Available Funds                                           163,862,67.92
    Accrued Interest Adjustment                                     18,593,060.04
    Redraws Made This Period                                        85,094,060.44
    Redraw Shortfall                                                    0.00
    Redraw Facility Draw                                                0.00
    RFS Issued This Period                                              0.00
    Trust Expenses                                                  6,192,427.35
    Total Payments                                                 147,586,804.04
    Payment Shortfall                                                   0.00
    Principal Draw This Period                                          0.00
    Total Principal Draws Outstanding                                   0.00
    Gross Principal Collections                                    689,857,830.97
    Principal Collections                                          604,763,770.53
    Excess Available Income                                         16,275,763.88
    Excess Collections Distribution                                 9,199,532.18
    Liquidity Shortfall                                                 0.00
    Liquidity Net Draw/(Repayment) this                                 0.00
    period
    Remaining Liquidity Shortfall                                       0.00
    Liquidation Loss                                                    0.00
    Principal Charge Offs                                               0.00
    Prepayment Benefit Shortfall                                        0.00
    Average Daily Balance for Qtr                                 1,720,121,451.39
    Subordinated Percentage                                            2.8574%
    Initial Subordinated Percentage                                    2.3000%
    Average Quarterly Percentage                                       0.2776%

                  Reuters Information                             Principal/100,000
                                        Class A     0.00             5,783.5808
                                        Class B     0.00               0.0000

    Stated Amount - AUD Equivalent                                   Percentage
         Class A                        1,603,756,522.52              97.14264%
         Class B                           52,800,570.54              2.85736%
                                    RFS             0.00
         TOTAL                          1,655,557,093.06             100.00000%
    Stated Amount - USD
         Class A                        1,000,014,770.82
         Class B                           32,300,000.00
                                    RFS             0.00
         TOTAL                          1,032,314,770.82


                                                              $A

    Scheduled principal                                    $61,885,523
    Unscheduled principal                                 $535,323,394
                                                          -------------
    Excess received at settlement                           $478,622
                                                          -------------
    Principal Collections                                 $597,687,539

    Fixed Interest Rate Housing Loan                      $321,444,216
    Variable Rate Housing Loans                          $1,334,112,877
                                                         --------------
                                                         $1,655,557,093
                                                         --------------

                                     31